ENDORSED-FILED
                                                       in the office of the
                                                        SECRETARY OF STATE
                                                    OF THE STATE OF CALIFORNIA
                                                            FEB 26 1999
                                                  Bill Jones, Secretary of State


                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                                 STARFEST, INC.


Thomas J. Kenan certifies that:

        1. He is the President and Secretary of Starfest, Inc., a California corporation.

        2.     ARTICLE IV is amended to read as follows:

                      This  corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 65 million.

        3. The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment to the Articles of Incorporation was duly approved by the required vote of shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 4,000,000, the favorable majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equaled or exceeded the required vote.

        I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.


Dated:  2-25-99                            /s/ Thomas J. Kenan
                                               Thomas J. Kenan, President


                                           /s/ Thomas J. Kenan
                                               Thomas J. Kenan, Secretary

                                                                     Exhibit 3.1
                                                               Page 1 of 7 pages

                                                            ENDORSED-FILED
                                                        in the office of the
                                                         SECRETARY OF STATE
                                                    OF THE STATE OF CALIFORNIA
                                                             MAR  7 1996
                                                  Bill Jones, Secretary of State


                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                                 STARFEST, INC.


Bob Alexander and Barbara Contratto certify that:

1. They are the President and Secretary, respectively, of Starfest, Inc., a California Corporation.

2.      ARTICLE IV is amended to read as follows:

               "This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is Four Million (4,000,000).

               Effective upon the filing of this Certificate of Amendment,  each
        outstanding  share  is  converted  (split)  into  829.57  shares,   with
        fractional shares rounded up to the nearest full share."

3. The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors

4. The foregoing amendment to the Articles of Incorporation was duly approved by the required vote of shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 1860, the favorable majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equaled or exceeded the required vote.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  3-5-96                             /s/ Bob Alexander
                                               Bob Alexander, President


                                           /s/ Barbara Contratto
                                               Barbara Contratto Secretary

                                                                     Exhibit 3.1
                                                               Page 2 of 7 pages

                                                           ENDORSED-FILED
                                                        in the office of the
                                                         SECRETARY OF STATE
                                                    OF THE STATE OF CALIFORNIA
                                                           AUG 29 1995
                                                  Bill Jones, Secretary of State


                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                                  FANFEST, INC.


Bob Alexander and Herb Gronauer certify that:

1. They are the President and Secretary, respectively, of Fanfest, Inc., a California Corporation.

2. The following amendment to the articles of incorporation of the corporation has been duly approved by the board of directors of the corporation:

                    "Article I is amended to read as follows:

                 The name of the corporation is Starfest, Inc."

3. The amendment was duly approved by the required vote of shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 805, the favorable majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equaled or exceeded the required vote.

                                           /s/ Bob Alexander
                                               Bob Alexander, President

Dated:  July 27, 1995                      /s/ Herb Gronauer
                                               Herb Gronauer, Secretary


                                  Verification

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  July 27, 1995                      /s/ Bob Alexander
                                               Bob Alexander, President

                                           /s/ Herb Gronauer
                                               Herb Gronauer, Secretary

                                                                     Exhibit 3.1
                                                               Page 3 of 7 pages

                                                              ENDORSED-FILED
                                                          in the office of the
                                                           SECRETARY OF STATE
                                                      OF THE STATE OF CALIFORNIA
                                                               AUG 18 1994
                                                               Tony Miller
                                                       Acting Secretary of State


                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                                  FANFEST, INC.


        Bob Alexander and Herb Gronauer certify that:

        1. They are the President and Secretary, respectively, of Fanfest, Inc., a California corporation.

        2.     ARTICLE IV is amended to read as follows:

                      "This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Thousand Eight Hundred and Sixty (1,860).

                      Effective   upon  the  filing  of  this   Certificate   of
               Amendment,   each   outstanding   share  is  converted   into  or
               reconstituted as one share of single class of common stock.

        3.     ARTICLE V is deleted in its entirety.

        4. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        5. The foregoing amendment of Articles of Incorporation has been duly approved by the unanimous vote of the shareholders in accordance with section 902 of the California Corporations Code.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  8-12-94                            /s/ Bob Alexander
                                               Bob Alexander, President

                                           /s/ Herb Gronauer
                                               Herb Gronauer, Secretary

                                                                     Exhibit 3.1
                                                               Page 4 of 7 pages

                                                             ENDORSED-FILED
                                                         in the office of the
                                                          SECRETARY OF STATE
                                                      OF THE STATE OF CALIFORNIA
                                                               NOV -3 1993
                                                              March Fong Fu
                                                           Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION


        Bob Alexander and Herb Gronauer certify that:

        1. They are the President and Secretary, respectively, of Fanfest, Inc., a California corporation.

        2.     ARTICLE IV is amended to read as follows:

                      "This  corporation  is  authorized to issue two classes of shares designated respectively "Class A Common Stock" and "Class B Common Stock." Nine Hundred and Thirty (930) shares of Class A Common Stock may be issued. Nine Hundred and Thirty (930) shares of Class B Common Stock may be issued.

                      Effective   upon  the  filing  of  this   Certificate   of
               Amendment,   each   outstanding   share  is  converted   into  or
               reconstituted as one share of Class B Common Stock.

                      The only distinction  between the two classes shall regard the right of the holders of the respective classes of shares to elect directors of the corporation as specified in Article V, below."

               ARTICLE V is added to read as follows:

                      "Except as stated  below,  the number of directors of this corporation shall be four (4). The holders of Class A Common Stock, voting as a class, shall be entitled to elect two directors of the corporation. The holders of Class B Common Stock, voting as a class, shall be entitled to elect two directors of the corporation.

                      In the  event  that any  holder  of  Class A Common  Stock should acquire any share of Class B Common Stock, the number of directors of this corporation shall be increased to five (5). The holders of Class A Common Stock, voting as a class, shall then be entitled to elect three directors of the corporation. The holders of Class B Common Stock, voting as a class, shall then be entitled to elect two directors of the corporation.

                      In the  event  that any  holder  of  Class B Common  Stock should acquire any share of Class A Common Stock, the number of directors of this corporation shall be increased to five (5). The holders of Class A Common Stock, voting as a class, shall then be entitled to elect two directors of the corporation. The holders of Class B Common Stock, voting as a class, shall then be entitled to elect three directors of the corporation."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

                                                                     Exhibit 3.1
                                                               Page 5 of 7 pages

4. The foregoing amendment of Articles of Incorporation has been duly approved by the unanimous vote of the shareholders in accordance with section 902 of the California Corporations Code.


        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  10-7-93                            /s/ Bob Alexander
                                               Bob Alexander, President

                                           /s/ Herb Gronauer
                                               Herb Gronauer, Secretary


                                                                     Exhibit 3.1
                                                               Page 6 of 7 pages

                                                             ENDORSED-FILED
                                                         in the office of the
                                                          SECRETARY OF STATE
                                                      OF THE STATE OF CALIFORNIA
                                                             AUG 18 1993
                                                            March Fong Fu
                                                          Secretary of State


                            ARTICLES OF INCORPORATION
                                       OF
                                  FANFEST, INC.


                                        I

        The name of this corporation is Fanfest, Inc.

                                       II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

        The name and address in the State of California of this corporation's initial agent for service of process is:

                      Bob Alexander
                      8899 Beverly Boulevard, Suite 500
                      Los Angeles, California 90048

                                       IV

        This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One thousand (1,000).


Date:  8-17-93                             /s/ Dale Thetford
                                               Dale Thetford, Incorporator

                                                                     Exhibit 3.1
                                                               Page 7 of 7 pages